EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257

FOR IMMEDIATE RELEASE CONTACT: Stephen L. Gulis Jr. (616) 866-5570

WOLVERINE WORLD WIDE, INC. ANNOUNCES
EARNINGS PER SHARE UP 25.9% AND
IMPROVED 2006 OUTLOOK

          Rockford, Michigan, April 19, 2006 - Wolverine World Wide, Inc. (NYSE: WWW) today reported record revenue and earnings for its first quarter ended on March 25, 2006, and announced an improved earnings outlook for the year.

          The Company achieved record revenue for the first quarter of 2006 totaling $262.8 million, a 7.2 percent increase over first quarter 2005 revenue of $245.2 million. Earnings per share during the first quarter of 2006 grew to $0.34 per share compared to $0.27 per share reported for the same quarter last year, an increase of 25.9 percent.

          "We are pleased with our exceptional first quarter results," stated Timothy J. O'Donovan, the Company's Chairman and CEO. "This quarter's record performance reflects our global strategy of building a strong portfolio of consumer lifestyle brands. All four of our major marketing groups contributed to the profit improvement in the quarter and each posted double-digit earnings gains. These results include the impact of our continued investment in our Patagonia Footwear and Merrell Apparel initiatives which are on track and progressing toward their respective Spring 2007 and Fall 2007 launches.

          "The Merrell brand continued its momentum as our leading sales and profit driver. In the quarter, the global Merrell business recorded double-digit revenue growth in the high teens while earnings grew at an even greater rate. Earnings improvements were balanced globally with Merrell's U.S., Canadian, European and international distributor businesses all reporting double-digit increases. Additionally, the Company's overall European business generated strong profits in the quarter as both revenue and earnings grew at a double-digit pace."

          "Record first quarter earnings were driven by strong gross margin expansion," reported the Company's CFO, Stephen L. Gulis Jr. "Gross margin during the first quarter of 2006 grew to an all-time record 40.3 percent, a 100 basis point improvement over first quarter 2005. This improvement resulted primarily from increased sales of higher margin lifestyle products, strong inventory management and a positive impact from foreign currency. The Company also generated 40 basis points of expense leverage inclusive of FAS 123(R) stock incentive expense and the investment spending noted above.

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1Q 2006	page 2

          "Our balance sheet strengthened further in the first quarter as we reduced inventory levels by 7.6 percent, kept our accounts receivable growth below the rate of our revenue growth and ended the quarter with a cash balance in excess of $46 million. Additionally, we repurchased 866,700 shares in the quarter totaling $18.8 million."

          Mr. O'Donovan concluded, "Looking ahead, our order backlog was up over 14 percent at the close of the first quarter on a comparative basis with the first quarter of 2005. We are reaffirming the Company's 2006 estimates and continue to expect revenue to range from $1.110 billion to $1.130 billion and earnings per share to range from $1.34 to $1.40. However, based on the strength of margins in the first quarter and continuing consumer demand for our global brands, our earnings outlook has improved and we now expect earnings per share to be in the upper half of the range."

          The Company will host a conference call at 10:00 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company's website, go to www.wolverineworldwide.com, click on "Investors" in the navigation bar, and then click "Webcast" from the top navigation bar of the "Investors" page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free on the Wolverine World Wide website. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company's website through May 3, 2006.

          With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world's leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear. The Company's portfolio of highly recognized brands includes: Bates®, Hush Puppies®, HYTEST®, Merrell®, Sebago® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson®, Patagonia® and Stanley®. The Company's products are carried by leading retailers in the U.S. and globally in over 170 countries. For additional information, please visit our website, www.wolverineworldwide.com.

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1Q 2006	page 3

          This press release contains forward-looking statements, including those relating to 2006 sales and earnings, new business initiatives, future margins and corporate growth. In addition, words such as "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: changes in duty structures in countries of import and export including final anti-dumping measures being considered in Europe with respect to leather footwear imported from China and Vietnam and safety footwear imported from China and India; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies, including the Chinese Yuan, and the relative value to the U.S. Dollar; integration and operations of newly acquired and licensed businesses; the development of new initiatives in apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

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WOLVERINE WORLD WIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000's, except per share data)

	12 Weeks Ended
	March 25, 2006	March 26, 2005

Revenue	$262,839	$245,175
Cost of products sold	156,964	148,769
Gross margin	105,875	96,406

Selling and administrative expenses	76,247	72,154
Operating margin	29,628	24,252

Interest expense, net	109	519
Other expense (income)	134	(133)
	243	386
Earnings before income taxes	29,385	23,866

Income taxes	9,756	7,733

Net earnings	$19,629	$16,133

Diluted earnings per share	$.34	$.27

CONDENSED BALANCE SHEETS
(Unaudited)
($000's)

	March 25, 2006	March 26, 2005
ASSETS:
Cash & cash equivalents	$46,217	$44,043
Receivables	189,034	181,746
Inventories	179,385	194,123
Other current assets	19,058	22,190
Total current assets	433,694	442,102
Plant & equipment, net	91,414	94,089
Other assets	113,880	113,608
Total Assets	$638,988	$649,799
LIABILITIES & EQUITY:
Current maturities on long-term debt	$10,730	$11,735
Accounts payable and other accrued liabilities	105,299	102,354
Total current liabilities	116,029	114,089
Long-term debt	21,472	36,848
Other non-current liabilities	38,458	37,122
Stockholders' equity	463,029	461,740
Total Liabilities & Equity	$638,988	$649,799